UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2005

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2005, the Company entered into Change in Control Agreements with Michael J. Murry, Vice President, Coatings and Ann E. Killian, Vice President, Human Resources. The agreements provide for certain benefits upon a change in control of the Company (as defined in the agreement) and severance benefits, including the following, if the officer is terminated following a change in control: (a) lump sum payment of two times annual compensation (salary and bonus); (b) continued participation in the Company's employee benefits plans for 24 months; (c) a lump sum payment calculated to approximate the present value of the additional retirement benefits to which the individual would have become entitled had such individual remained in the employment of the Company for another 24 months; and (d) a cash payment in an amount to reimburse, on an after-tax basis, that portion of any excise tax attributable to payment or benefits required to be made to such officer.

The agreements also contain certain non-compete restrictions and covenants on the part of the individuals.

The initial term of the agreements, unless earlier terminated or extended due to a change in control event, are effective as of July 18, 2005 and will end on December 31, 2005. On January 1, 2006 and on each anniversary of January 1 thereafter, the term will be extended for an additional period of one year, unless or until terminated or modified by a change in control event in accordance with the terms of the agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.1 Form Change in Contol Agreement

(Reference is made to Exhibit 10(j) to Ferro Corporation Annual Report on Form 10-K for the year ended December 31, 1999, which Exhibit is incorporated herein by reference.)

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

July 22, 2005	By:	Hector R. Ortino

Name: Hector R. Ortino
Title: Chairman and Chief Executive Officer

Ferro Corporation

July 22, 2005	By:	Thomas M. Gannon

Name: Thomas M. Gannon
Title: Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Form Change In Control Agreement: (Reference is made to Exhibit 10(j) to Ferro Corporation Annual Report on Form 10-K for the year ended December 31, 1999, which Exhibit is incorporated herein by reference.)